      As filed with the Securities and Exchange Commission on July 7, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 PETsMART, Inc.
             (Exact name of registrant as specified in its charter)


       Delaware                                  94-3024325
(State of Incorporation)                (I.R.S. Employer Identification No.)


        19601 North 27th Avenue, Phoenix, AZ 85027 Phone: (602) 580-6100
                    (Address of principal executive offices)


     1995 Equity Incentive Plan and 1996 Non-Employee Directors' Equity Plan
                            (Full title of the plans)


            Philip L. Francis, President and Chief Executive Officer
                                 PETsMART, Inc.
             19601 N. 27th Avenue, Phoenix, AZ 85027 (602) 580-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                   Copies to:
                             Alan C. Mendelson, Esq.
                             Robert J. Brigham, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA 94306-2155
                                 (650) 843-5000

                         CALCULATION OF REGISTRATION FEE



                                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM
 TITLE OF SECURITIES TO                              OFFERING PRICE PER     AGGREGATE OFFERING PRICE
      BE REGISTERED            AMOUNT TO BE              SHARE (1)                     (1)              AMOUNT OF REGISTRATION
                                REGISTERED                                                                       FEE
Stock Options, Stock
Bonuses, Rights to
Purchase Restricted             5,000,000 shares         $ 9.875                  $49,375,000                    $14,566
Stock, Stock Appreciation
Rights, and Common Stock
(par value $.0001) for the
1995 Equity Incentive Plan

Stock Options and Common
Stock (par value $.0001)
for the 1996
Non-Employee Directors'           271,430 shares          $9.875                 $ 2,680,372                    $   791
Equity Plan




(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on July 6, 1998 as reported on the Nasdaq National Market.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The contents of Registration Statements on Form S-8 No. 33-95050 and Form S-8 No. 33-66738 filed with the Securities and Exchange Commission on July 27, 1995 and July 29, 1993 for the 1995 Equity Incentive Plan and the 1996 Non-Employee Directors' Plan, respectively, are incorporated by reference herein.



                                EXHIBITS

EXHIBIT
NUMBER

4.2 Restated Registration and First Refusal Rights Agreement, among PETsMART and the parties named therein, dated October 30, 1992.(1)

4.3 Series H Preferred Stock Purchase Agreement between PETsMART and the other parties named therein, dated as of September 8, 1991.(1)

4.4 Indenture between PETsMART and Norwest Bank Minnesota, N.A., as Trustee, dated as of November 7, 1997.(2)

4.5 Purchase Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 4, 1997.(2)

4.6 Registration Rights Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 7, 1997.(2)

4.7               Form of Convertible Note.(3)

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Arthur Andersen LLP.

23.3              Consent of Grant Thornton.

23.4              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

10.2* PETsMART's 1995 Equity Incentive Plan (the "Incentive Plan") (an amendment and restatement of the Registrant's 1988 Stock Option Plan).(4)

10.5* PETsMART's 1996 Non-Employee Directors' Equity Plan (the "Directors' Plan") (an amendment and restatement of the Registrant's 1992 Non-Employee Directors' Stock Option
                  Plan).(1)

*        Management Contract or Compensatory Plan or Agreement

(1) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-1 (File No. 33-63912), filed June 4, 1993, as amended.

(2) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-3 (File No. 333-41111), filed November 26, 1997, as amended.

(3) Incorporated by reference to Exhibit 3 to PETsMART's Registration Statement on Form 8-A, (File No. 0-21888), filed March 5, 1998.

(4) Incorporated by reference to Exhibit 10.1 to PETsMART's Quarterly Report on Form 10-Q (File No. 0-21888), filed June 8, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 7, 1998.


                                 PETSMART, INC.


                                 By  /s/ Philip L. Francis
                                    -------------------------------------
                                    Philip L. Francis
                                    President and Chief Executive Officer






                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Parker and Philip L. Francis, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                             TITLE                                       DATE
---------                                             -----                                       ----


                   /s/ Philip L. Francis              President, Chief Executive Officer and      July 7, 1998
--------------------------------------------          Director
                Philip L. Francis                     (Principal Executive Officer)



                   /s/ Neil T. Watanabe               Executive Vice President, Chief             July 7, 1998
--------------------------------------------          Financial Officer
                Neil T. Watanabe                      (Principal Financial Officer)



                /s/ Kenneth A. Conway                 Vice President, Controller (Principal       July 7, 1998
--------------------------------------------          Accounting Officer)
                Kenneth A. Conway



                    /s/ Samuel J. Parker              Chairman of the Board of Directors          July 7, 1998
--------------------------------------------
                Samuel J. Parker



                /s/ Richard M. Kovacevich             Director                                    July 7, 1998
--------------------------------------------
              Richard M. Kovacevich



                 /s/ Richard K. Lochridge             Director                                    July 7, 1998
--------------------------------------------
              Richard K. Lochridge



                   /s/ Walter J. Salmon               Director                                    July 7, 1998
--------------------------------------------
                Walter J. Salmon



                /s/ Thomas G. Stemberg                Director                                    July 7, 1998
--------------------------------------------
               Thomas G. Stemberg

                                     EXHIBIT INDEX
EXHIBIT
NUMBER

4.2 Restated Registration and First Refusal Rights Agreement, among PETsMART and the parties named therein, dated October 30, 1992.(1)

4.3 Series H Preferred Stock Purchase Agreement between PETsMART and the other parties named therein, dated as of September 8, 1991.(1)

4.4 Indenture between PETsMART and Norwest Bank Minnesota, N.A., as Trustee dated as of November 7, 1997.(2)

4.5 Purchase Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 4, 1997.(2)

4.6 Registration Rights Agreement by and among PETsMART, Donaldson, Lufkin & Jenrette Securities Corporation, and NationsBanc Montgomery Securities, Inc., dated as of November 7, 1997.(2)

4.7               Form of Convertible Note.(3)

5.1               Opinion of Cooley Godward LLP.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Arthur Andersen LLP.

23.3              Consent of Grant Thornton.

23.4              Consent of Cooley Godward LLP. Reference is made to Exhibit
                  5.1.

24.1              Power of Attorney is contained on the signature pages.

10.2* PETsMART's 1995 Equity Incentive Plan (the "Incentive Plan") (an amendment and restatement of the Registrant's 1988 Stock Option Plan).(4)

10.5* PETsMART's 1996 Non-Employee Directors' Equity Plan (the "Directors' Plan") (an amendment and restatement of the Registrant's 1992 Non-Employee Directors' Stock Option
                  Plan).(1)

*        Management Contract or Compensatory Plan or Agreement

(1) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-1 (File No. 33-63912), filed June 4, 1993, as amended.

(2) Incorporated by reference to the indicated exhibit to PETsMART's Registration Statement on Form S-3 (File No. 333-41111), filed November 26, 1997, as amended.

(3) Incorporated by reference to Exhibit 3 to PETsMART's Registration Statement on Form 8-A, (File No. 0-21888), filed March 5, 1998.

(4) Incorporated by reference to Exhibit 10.1 to PETsMART's Quarterly Report on Form 10-Q (File No. 0-21888), filed June 8, 1995.